                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    Form 8-K



                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                Date of Report (Date of Earliest event reported)

                    November 15, 1996  (September 16, 1996)


                               C-TEC CORPORATION


             (Exact name of registrant as specified in its charter)


        Pennsylvania              0-11053                23-2093008
State or other jurisdiction     (Commission             (IRS Employer
     of incorporation)          File Number)         Identification No.)


                 105 Carnegie Center, Princeton,  NJ     08540
              (Address of principal executive offices) (Zip Code)


              Registrant's telephone number, including area code:
                                (609) 734-3700

        (Former name or former address, if changed since last report).

Item 2.  Acquisition or Disposition of Assets

         On September 16, 1996, C-TEC Corporation filed a Form 8-K to announce that the Company purchased from RCN Corporation, the Company's controlling shareholder ("RCN"), RCN's 80.1% interest in Freedom New York, L.L.C., a Delaware limited liability company ("Freedom") and all related rights and liabilities (collectively, the "Freedom Interest") for $29,847,364. Previously, Freedom, an affiliate of RCN, purchased 80.1% of the assets of Liberty Cable Television Inc. et al ("Liberty"). Liberty contributed the remaining 19.9% of the assets of Liberty to Freedom. Additionally, in connection with this acquisition, the Company acquired from RCN a note issued by Freedom in connection with a loan from RCN to Freedom. The purchase price for the note was $1,518,603, an amount equal to the accreted value of the note.

         The required financial statements of Liberty and Freedom and pro forma financial information are included in Item 7 of this Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Business Acquired

         1. Financial Statements of Liberty Cable Television, Inc. and affiliates as of and for the periods ended December 31, 1995 and 1994

         2. Financial Statements of Freedom New York, L.L.C. as of and for the period ended September 30, 1996.

     (b) Pro Forma Financial Information

         1. Pro Forma Condensed Consolidated Statements of Operations (Unaudited) of C-TEC Corporation taking into consideration the acquisition of the Freedom Interest

                                                                     Item 7(a) 1

                        LIBERTY CABLE TELEVISION, INC.
                                AND AFFILIATES

                         Combined Financial Statements

                          December 31, 1994 and 1995

                  (With Independent Auditors' Report Thereon)

                         Independent Auditors' Report


The Board of Directors
Liberty Cable Television, Inc. and affiliates:


We have audited the accompanying combined balance sheets of Liberty Cable Television, Inc. and affiliates as of December 31, 1994 and 1995, and the related combined statements of operations, changes in shareholders' deficit and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Liberty Cable Television, Inc. and affiliates as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in note 10 to the financial statements, during March 1996, substantially all of the assets and operations of Liberty Cable Television, Inc. and affiliates were sold.



                                                KPMG Peat Marwick LLP


New York, New York
November 6, 1996

                         LIBERTY CABLE TELEVISION, INC.
                                 AND AFFILIATES

                       Combined Balance Sheets (note 10)

                           December 31, 1994 and 1995



                   Assets                                       1994          1995
                                                                ----          ----

Cash                                                    $       76,717         17,122
Receivables from subscribers, net of
  allowance for doubtful accounts of $168,943 in
  1994 and $223,381 in 1995                                    266,187        177,445
Prepaid expenses and other assets                               23,411         --
Cable television systems, net of accumulated
  depreciation of $4,134,613 in 1994 and
  $5,988,862 in 1995 (note 3)                                7,965,216      9,586,633
                                                           -----------    -----------

           Total assets                                 $    8,331,531      9,781,200
                                                           ===========    ===========

     Liabilities and Shareholders' Deficit

Payable to banks (note 6)                                    7,686,305     15,000,000
Other notes payable (note 7)                                   189,168         --
Accounts payable                                               377,218        580,191
Accrued programming (note 4)                                   288,826        291,844
Accrued expenses and ligitation costs (note 9)                 435,451      1,984,045
Due to affiliates (note 5)                                   8,631,040     10,002,417
                                                           -----------    -----------

           Total liabilities                                17,608,008     27,858,497
                                                           -----------    -----------

Commitments and contingencies (notes 4, 5, 6 and 9)


Shareholders' deficit (note 8):
  Common stock                                                     450            450
  Additional paid-in capital                                 6,314,058      6,314,058
  Accumulated deficit                                      (15,590,985)   (24,391,805)
                                                           -----------    -----------

           Total shareholders' deficit                      (9,276,477)   (18,077,297)
                                                           -----------    -----------

           Total liabilities and
             shareholders' deficit                      $    8,331,531      9,781,200
                                                           ===========    ===========

See accompanying notes to combined financial statements.

                         LIBERTY CABLE TELEVISION, INC.
                                 AND AFFILIATES

                       Combined Statements of Operations

                     Years ended December 31, 1994 and 1995




                                                           1994         1995
                                                           ----         ----

Revenues                                              $  4,394,866    5,955,864
                                                        ----------   ----------

Operating expenses:
  Programming expenses (note 4)                          1,701,465    2,697,500
  Repairs and maintenance                                1,395,120    1,717,412
  General and administrative (note 6)                    1,082,646    1,408,955
  Legal, professional fees and ligitation
   costs (note 9)                                        1,175,816    3,557,908
  Salaries and employee benefits                         1,275,455    1,371,244
  Marketing and related                                    949,962      879,890
  Depreciation and amortization                          1,332,557    1,854,249
                                                        ----------   ----------

        Total operating expenses                         8,913,021   13,487,158
                                                        ----------   ----------

        Operating loss                                  (4,518,155)  (7,531,294)

Interest expense (note 5)                                  623,968    1,269,526
                                                        ----------   ----------

        Net loss                                      $ (5,142,123)  (8,800,820)
                                                        ==========   ==========

See accompanying notes to combined financial statements.

                        LIBERTY CABLE TELEVISION, INC.
                                 AND AFFILIATES

                       Combined Statements of Cash Flows

                     Years ended December 31, 1994 and 1995


                                                                   1994              1995
                                                                   ----              ----

Cash flows from operating activities:
  Net loss                                                    $ (5,142,123)       (8,800,820)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation and amortization                              1,332,557         1,854,249
      Changes in operating assets and liabilities:
        (Increase) decrease in receivables from subscribers        (78,341)           88,742
        (Increase) decrease in prepaid expenses
          and other assets                                          (2,262)           23,411
        Increase in accounts payable                               240,422           202,973
         (Decrease) increase in accrued programming
           and other liabilities                                  (228,795)        1,551,612
                                                                ----------       -----------

              Total adjustments                                  1,263,581         3,720,987
                                                                ----------       -----------

              Net cash used in operating activities             (3,878,542)       (5,079,833)
                                                                ----------       -----------
  Cash flows from investing activities:
    Purchases of cable television system                        (2,407,558)       (3,475,666)
                                                                ----------       -----------

              Net cash used in investing activities             (2,407,558)       (3,475,666)
                                                                ----------       -----------

  Cash flows from financing activities:
    Proceeds from bank loans                                     1,000,000         7,325,000
    Repayments of bank loans                                      (426,390)          (11,305)
    Repayments of other notes payable                             (200,444)         (189,168)
    Advances from affiliates                                     6,941,416        14,779,377
    Repayment of advances from affiliates                       (1,000,000)      (13,408,000)
                                                                ----------       -----------

              Net cash provided by financing activities          6,314,582         8,495,904
                                                                ----------       -----------

              Net increase (decrease) in cash                       28,482           (59,595)

  Cash at beginning of year                                         48,235            76,717
                                                                ----------       -----------

  Cash at end of year                                         $     76,717            17,122
                                                                ==========       ===========

  Supplemental cash flow information:
    Interest paid                                             $    676,378         1,229,320
                                                                ==========       ===========

See accompanying notes to combined financial statements.

                        LIBERTY CABLE TELEVISION, INC.
                                AND AFFILIATES

            Combined Statements of Changes in Shareholders' Deficit

                    Years ended December 31, 1994 and 1995





                                        Additional
                                Common    paid-in    Accumulated
                                stock     capital      deficit        Total
                                -----     -------      -------        -----

Balance at December 31, 1993    $  450   6,314,058   (10,448,862)   (4,134,354)

Net loss                           --        --       (5,142,123)   (5,142,123)
                                  ----   ---------   -----------   -----------

Balance at December 31, 1994       450   6,314,058   (15,590,985)   (9,276,477)

Net loss                           --        --       (8,800,820)   (8,800,820)
                                  ----   ---------   -----------   -----------

Balance at December 31, 1995    $  450   6,314,058   (24,391,805)  (18,077,297)
                                  ====   =========   ===========   ===========

See accompanying notes to combined financial statements.

                        LIBERTY CABLE TELEVISION, INC.
                                AND AFFILIATES

                    Notes to Combined Financial Statements

                          December 31, 1994 and 1995


(1)  Organization and Nature of Business

     Liberty Cable Television, Inc. and affiliates operated a wireless cable television system serving subscribers who primarily reside in multiple dwelling units in New York City and certain areas of New Jersey. Liberty Cable Television, Inc. and its affiliates, Birdsong Communications, Inc., Liberty Cable Newport, Inc., Liberty Cable Company, Inc. and E.T. Vision, Inc. (collectively, the "Company"), are owned by a group of related individuals and share operating facilities and personnel. In March 1996, the Company sold substantially all of its assets and operations (see note
     10).


(2)  Summary of Significant Accounting Policies

     (a)  Principles of Combination

          The combined financial statements include the operations of Liberty Cable Television, Inc. and its affiliates. All intercompany accounts have been eliminated in combination.

     (b)  Revenue Recognition

          The Company recognizes revenues as cable television services are provided to subscribers. Subscription revenues billed in advance for services are deferred and recorded as income in the period in which the related services are rendered.

     (c)  Cable Television Systems

          Cable television systems are carried at cost and are depreciated using the straight-line method over the estimated useful lives of the respective assets.

     (d)  Income Taxes

          Each of the companies in the group is an S corporation, as defined by the Internal Revenue Service. No provision for Federal or state income taxes has been made in the accompanying combined financial statements since any liability for such income taxes is that of the shareholders and not of the Company. Certain assets have bases for income tax purposes that differ from the carrying value for financial reporting purposes, primarily due to differences in depreciation methods. The reported combined assets reflected in these combined financial statements exceeded their aggregate tax basis by approximately $1,700,000 at December 31, 1995.

     (e)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the financial statements and revenues and expenses recognized during the reported period. Actual results could differ from those estimates.

                         LIBERTY CABLE TELEVISION, INC.
                                 AND AFFILIATES

               Notes to Combined Financial Statements, Continued


(2), Continued

     (f)  Fair Value of Financial Instruments

          The Company's carrying value of its receivables from subscribers, prepaid expenses and other assets and its payable to banks and all its other liabilities and accounts payable approximate fair value due to their short-term nature.


(3)  Cable Television Systems

     Cable television systems are depreciated over their estimated useful lives of seven years.


(4)  Accrued Programming

     During 1994, the Company resolved its obligations for payment for programs provided by certain suppliers in prior years at amounts that were approximately $330,000 less than the Company had accrued in its combined financial statements at December 31, 1993. Such amount was recorded as a reduction in programming expenses in 1994.


(5)  Transactions with Affiliates

     The Company's primary headend and operations department is maintained at a building owned and operated by a company whose shareholders include the shareholders of the Company. Pursuant to an agreement, beginning JanuaryE1, 1994 the Company is charged $30,000 per month for the use of the facilities and for certain administrative services provided to it by the affiliated company.

     The Company's operations are funded in part by cash advances from an entity which is partially owned by the shareholders. The Company was indebted to this entity in the amounts of $8,225,380 and $9,596,756 as of DecemberE31, 1994 and 1995, respectively. Beginning in 1993, interest on outstanding advances is charged at the lower of LIBOR plus 1% or the greater of the prime rate less 3/4% or the Federal Funds Rate plus 1/2%. Interest expense under this arrangement was $241,479 in 1994 and $424,184 in 1995. The Company is also indebted to another entity owned by the shareholders in the amount of $405,660 as of December 31, 1994 and 1995. No interest was charged on this balance owed.

     The Company and a shareholder of the Company entered into a loan agreement with a bank for $500,000, which was used to purchase an interest in an unaffiliated cable venture. Prior to JanuaryE1, 1991, the investment was transferred to the shareholder. The shareholder has assumed the total obligation to the bank; however, the Company is still listed as borrower of record. This obligation is not reflected in the Company's combined financial statements.

     The Company obtains insurance coverage with entities that are partially owned by the Company's shareholders at no cost to the Company.

                         LIBERTY CABLE TELEVISION, INC.
                                 AND AFFILIATES

               Notes to Combined Financial Statements, Continued


(6)  Loans Payable - Banks

     The Company has the following loans payable to a bank, all of which are guaranteed by shareholders of the Company:

                                           1994        1995
                                           ----        ----

             Demand note (a)         $     11,305       --
             Term notes (b)             7,675,000   15,000,000
                                       ----------   ----------

                                     $  7,686,305   15,000,000
                                       ==========   ==========

     (a) On November 1, 1991, the Company executed an unsecured demand note with a bank in the amount of $445,000 which was completely repaid in 1995. Interest was payable at the bank's prime lending rate.

     (b) During 1993, the Company entered into an agreement with the bank allowing borrowings up to $7,700,000 under a credit facility. The agreement calls for interest to be paid on the loan at LIBOR plus 1/2% or the greater of prime less 3/4% or the Federal Funds Rate plus 1/2%. The notes matured on June 30, 1995.

          On July 1, 1995, the Company entered into a new agreement with the bank increasing the borrowings to $15,000,000 with interest payable under the same formula as the notes that matured in June 1995. The new agreement matured on December 31, 1995 and was extended to March 1996. The loan was repaid in March 1996 upon the sale of substantially all of the Company's assets and operations (see note 10).


(7)  Other Notes Payable

     Other notes payable consist of the following at December 31:

                                                     1994     1995
                                                     ----     ----
     Installment note, collateralized by
        equipment and payable in 36 monthly
        installments of $8,233, including
        interest at 10.5% per annum, through
        May 1995                                  $  63,344     --

     Installment note, collateralized by
        equipment and payable in 36 monthly
        installments of $11,091, including
        interest at 10.5% per annum, through
        November 1995                               125,824     --
                                                    -------  -------

                                                  $ 189,168     --
                                                    =======  =======

                         LIBERTY CABLE TELEVISION, INC.
                                 AND AFFILIATES

               Notes to Combined Financial Statements, Continued


(8)  Shareholders' Equity (Deficit)

     The following is a summary of the capital accounts for each of the companies included in the combined financial statements:

                                       Common stock
                                     -----------------
                                     Number of   Par       Additional                Shareholders'
                                      shares    value       paid-in    Accumulated      equity
                                      issued    amount      capital      deficit       (deficit)
                                      ------    ------      -------      -------       ---------
     Liberty Cable Television, Inc.

     Balance at December 31,
       1992                             300     $ 300       749,700     (1,728,595)     (978,595)
     Net loss                            --        --        --         (4,306,030)   (4,306,030)
                                        ---       ---       -------    -----------   -----------
     Balance at December 31,
       1993                             300       300       749,700     (6,034,625)   (5,284,625)
     Net loss                            --        --        --         (5,574,022)   (5,574,022)
                                        ---       ---       -------    -----------   -----------
     Balance at December 31,
       1994                             300       300       749,700    (11,608,647)  (10,858,647)
     Net loss                            --        --        --         (8,908,590)   (8,908,590)
                                        ---       ---       -------    -----------   -----------
     Balance at December 31,
       1995                             300     $ 300       749,700    (20,517,237)  (19,767,237)
                                        ===       ===       =======    ===========   ===========

     This company has authorized 1,000 shares of common stock at $1.00 par value per share.

     Birdsong Communications, Inc.

     Balance at December 31,
       1992                             150     $ 150     1,213,288       (965,810)      247,628
     Capital contributions, net          --        --        29,004         --            29,004
     Net loss                            --        --        --            (66,262)      (66,262)
                                        ---       ---     ---------    -----------   -----------
     Balance at December 31,
       1993                             150       150     1,242,292     (1,032,072)      210,370
     Net income                          --        --        --             76,897        76,897
                                        ---       ---     ---------    -----------   -----------
     Balance at December 31,
       1994                             150       150     1,242,292       (955,175)      287,267
     Net loss                            --        --        --             (3,141)       (3,141)
                                        ---       ---     ---------    -----------   -----------
     Balance at December 31,
       1995                             150     $ 150     1,242,292       (958,316)      284,126
                                        ===       ===     =========    ===========   ===========

This company has authorized 1,000 shares of common stock at $1.00 par value per share.

                         LIBERTY CABLE TELEVISION, INC.
                                 AND AFFILIATES

               Notes to Combined Financial Statements, Continued


(8), Continued

                                       Common stock
                                     -----------------
                                     Number of   Par       Additional                Shareholders'
                                      shares    value       paid-in    Accumulated      equity
                                      issued    amount      capital      deficit       (deficit)
                                      ------    ------      -------      -------       ---------
     Liberty Cable Newport, Inc.

     Balance at December 31,
       1992                             100     $  --     1,936,789     (1,614,087)      322,702
     Net loss                            --        --        --             (2,638)       (2,638)
                                        ---       ---     ---------     ----------      --------
     Balance at December 31,
       1993                             100        --     1,936,789     (1,616,725)      320,064
     Net income                          --        --        --            236,215       236,215
                                        ---       ---     ---------     ----------      --------
     Balance at December 31,
       1994                             100        --     1,936,789     (1,380,510)      556,279
     Net income                          --        --        --            133,601       133,601
                                        ---       ---     ---------     ----------      --------
     Balance at December 31,
       1995                             100     $  --     1,936,789     (1,246,909)      689,880
                                        ===       ===     =========     ==========      ========

     This company has authorized 100 shares of common stock at no par value.

     Liberty Cable Company, Inc.

     Balance at December 31,
       1992                             100     $  --     1,318,474       (946,789)      371,685
     Capital contributions, net          --        --         6,400         --             6,400
     Net income                          --        --        --            119,928       119,928
                                        ---       ---     ---------     ----------      --------
     Balance at December 31,
       1993                             100        --     1,324,874       (826,861)      498,013
     Net income                          --        --        --             52,792        52,792
                                        ---       ---     ---------     ----------      --------
     Balance at December 31,
       1994                             100        --     1,324,874       (774,069)      550,805
     Net loss                            --        --        --            (83,202)      (83,202)
                                        ---       ---     ---------     ----------      --------
     Balance at December 31,
       1995                             100     $  --     1,324,874       (857,271)      467,603
                                        ===       ===     =========     ==========      ========

     This company has authorized 200 shares of common stock at no par value.

                         LIBERTY CABLE TELEVISION, INC.
                                 AND AFFILIATES

               Notes to Combined Financial Statements, Continued



(8), Continued

                                       Common stock
                                     -----------------
                                     Number of   Par       Additional
                                      shares    value       paid-in    Accumulated   Shareholders'
                                      issued    amount      capital      deficit        equity
                                      ------    ------      -------      -------       ---------

     E.T. Vision, Inc.

      Balance at December 31,
        1992                            400     $  --     1,082,670       (968,250)      114,420

      Capital distributions, net         --        --       (22,267)        --           (22,267)
      Net income                         --        --        --             29,671        29,671
                                        ---       ---     ---------      ---------      --------

      Balance at December 31,
        1993                            400        --     1,060,403       (938,579)      121,824

      Net income                         --        --        --             65,995        65,995
                                        ---       ---     ---------      ---------      --------

      Balance at December 31,
        1994                            400        --     1,060,403       (872,584)      187,819

      Net income                         --        --        --             60,512        60,512
                                        ---       ---     ---------      ---------      --------

      Balance at December 31,
        1995                            400     $  --     1,060,403       (812,072)      248,331
                                        ===       ===     =========      =========      ========

     This company has authorized 400 shares of common stock at no par value.

     Because the companies share personnel, facilities and equipment, the capital contributions and certain expenses that were recorded in the records of the individual companies may not be reflective of what might have been if these companies were not affiliated.


(9)  Commitments and Contingencies

     The Company has oral agreements with an officer and certain directors under which such individuals would be entitled to a portion of the increase in value of the Company, over a predetermined amount, realized as a result of an initial public offering or sale of substantially all of the Company's assets.

                         LIBERTY CABLE TELEVISION, INC.
                                 AND AFFILIATES

               Notes to Combined Financial Statements, Continued



(9), Continued

     In connection with objections raised with the Federal Communications Commission ("FCC") over the Company's applications for Operational Fixed Microwave Service Licenses, the Company and the FCC moved jointly for a summary decision before the presiding administrative law judge. The joint motion asked that a decision be issued granting Liberty the licenses it seeks and imposing a forfeiture of approximately $780,000 for violation of certain FCC rules. Two intervenors have opposed this motion which is pending before the presiding judge. The Company believes that the result contemplated by the joint motion will likely be ordered by the FCC and has accrued the forfeiture costs at December 31, 1995.

     During 1996, the Company agreed to settle litigation resulting from a dispute relating to copyright royalties to certain programs it had broadcast. The Company also settled a separate litigation relating to franchise operation issues. Both litigation costs have been accrued at December 31, 1995.

     The Company is party to other legal proceedings generally incidental to its business. Although the ultimate outcome of other legal proceedings cannot be readily determined, management believes that the outcome of such proceedings will not have a material adverse effect on the combined financial position of the Company.


(10) Subsequent Events

     During March 1996, the Company entered into an agreement to sell substantially all of its assets and operations for an amount in excess of the carrying value of these assets. Assets that were not disposed and liabilities of the Company were retained by a successor entity to the Company.

                           Freedom New York, L.L.C.
                            Condensed Balance Sheet
                              September 30, 1996
                                  (Unaudited)
                             Dollars in Thousands

Assets & temporary cash investments                                     $  (183)
Accounts receivable:
        Trade, net allowance for
         doubtful accounts of $95                                           323
        Other                                                               559
Prepaid expenses and other current assets                                   372
                                                                        -------
                                Total current assets                      1,071

Property, plant and equipment, net of
 accumulated depreciation of $846                                        17,366
Intangible assets, net of accumulated
 amortization of $2,462                                                  15,772
                                                                        -------

                                Total assets                            $34,209
                                                                        =======

Liabilities and Partners' Capital

Current liabilities:
   Accounts payable:
        Trade                                       $ 1,614
        Affiliate                                       734
        Other                                           550

   Notes payable, affiliate                           4,070
   Accrued expenses                                   1,289
                                                    -------
      Total liabilities                               8,257

   Partners' capital                                 25,952
                                                    -------
      Total liabilities and partners' capital       $34,209
                                                    =======

                           Freedom New York, L.L.C.
                       Condensed Statement of Operations
              For the Period March 6, 1996 to September 30, 1996
               and for the Three Months ended September 30, 1996
                                  (Unaudited)
                             Dollars in Thousands


                                          Three months             Period
                                             ended               March 6, 1996
                                         September 30, 1996   September 30, 1996
                                         ------------------   ------------------
Sales                                     $  2,074                $  4,590

Costs and expenses, excluding
   depression and amortization               2,852                   5,963

Depreciation and amortization                1,518                   3,309
                                          --------                 -------

Operating los                               (2,296)                 (4,682)

Interest income                                  1                       5
Interest expense                              (189)                   (581)
                                          --------                --------
      Net loss                            $ (2,484)               $ (5,258)


Note to condensed Statement of Operations:
Information for the corresponding periods of the prior year is not presented since Freedom New York, L.L.C. was formed in March 1996.

                           Freedom New York, L.L.C.
                       Condensed Statement of Cash Flows
              For the Period March 6, 1996 to September 30, 1996
                                  (Unaudited)
                             Dollars in Thousands

Cash flows from operating activities                                    $   983
                                                                        -------
Cash flows from investing activities
        Capital expenditures                                             (3,736)
        Acquisition of Assets of Liberty
          Cable Television, Inc. et al                                  (26,500)
                                                                        -------

        Net cash used in investing activities                           (30,236)
                                                                        -------

Cash flows from financing activities:
        Advances from affiliates:                                         4,070
        Partners' capital Contributions                                  25,000
                                                                        -------

        Net cash provided by operating activities                        29,070
                                                                        -------

                Net decrease in cash and
                 temporary cash investments                                (183)
        Cash and temporary cash investments, beginning                      --
                                                                        -------
        Cash and temporary cash investments, ending                     $  (183)
                                                                        =======

                                                                      Item 7(b)1

                         PRO FORMA FINANCIAL STATEMENTS

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30,1996 and the year ended December 31, 1995 give effect to the acquisition of the Freedom Interest as though it had occurred on January 1, 1995. These pro forma financial statements should be read in conjunction with (i) the historical financial statements and notes thereto of Liberty Cable Television, Inc. and affiliates ("Liberty") and
(ii) the Company's historical consolidated financial statements and notes thereto contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and in the quarterly report on Form 10-Q for the nine months ended September 30, 1996. The Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of the actual results of operations or financial position which would have been reported if the transaction had occurred on the respective dates referred to above nor do they purport to indicate the results of future operations or financial position of the Company. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made. Information with respect to Liberty and the historical information regarding Liberty was provided by Liberty.

     A Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1996 has not been included since the Company's Condensed Consolidated Balance Sheet included in its Form 10-Q as of and for the nine months ended September 30, 1996 reflects the acquisition.

            Pro Forma Condensed Consolidated Statement of Operations
                  for the Nine Months Ended September 30, 1996
                (Dollars in Thousands Except Per Share Amounts)
                                  (Unaudited)

                                              C-TEC              Liberty             Freedom
                                           Corporation       January 1, 1996-     March 6, 1996 -     Pro Forma
                                           (Historical)(b)    March 5, 1996(b)   August 31, 1996(b)   Adjustments   Pro Forma
                                           ---------------   -----------------   ------------------   -----------   ---------

SALES                                          $272,503            $1,330             $3,876                -       $277,709
COSTS & EXPENSES, EXCLUDING
  DEPRECIATION AND AMORTIZATION                 172,249             2,696              4,866                -        179,811

DEPRECIATION AND AMORTIZATION                    71,350               379              2,799            1,931(a)      76,459
                                               --------           -------            -------          -------       --------

OPERATING INCOME (LOSS)                          28,904            (1,745)            (3,789)          (1,931)        21,439

INTEREST & DIVIDEND INCOME                       10,967                 -                  4                -         10,971

INTEREST EXPENSE                                (20,745)             (263)              (474)               -        (21,482)

OTHER (EXPENSE) INCOME, NET                       2,046                 -                  -                -          2,046
                                               --------           -------            -------          -------       --------

INCOME (LOSS) ROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                            21,172            (2,008)            (4,259)          (1,931)        12,974

PROVISION (BENEFIT) FOR INCOME TAXES              8,788                 -                  -           (1,674)(d)      7,114
                                               --------           -------            -------          -------       --------

INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE MINORITY INTEREST AND
  EQUITY IN UNCONSOLIDATED ENTITIES              12,384            (2,008)            (4,259)            (257)         5,860

MINORITY INTEREST IN LOSS
  OF CONSOLIDATED ENTITIES                          960                 -                  -            1,631(c)       2,591

EQUITY IN LOSS OF
  UNCONSOLIDATED ENTITIES                          (578)                -                  -                -           (578)
                                               --------           -------            -------          -------       --------

INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY CHARGE                  $ 12,766           $(2,008)           $(4,259)         $ 1,374       $  7,873
                                               ========           =======            =======          =======       ========

            Pro Forma Condensed Consolidated Statement of Operations
                  for the Nine Months Ended September 30, 1996
                (Dollars in Thousands Except Per Share Amounts)
                                  (Unaudited)

                                       C-TEC
                                      Corporation
                                     (Historical)(b)       Pro Forma
                                     ---------------       ---------

Primary earnings (loss) per average
common share:

Income from continuing operations
before extraordinary charge                 $0.46             $0.28

Average common shares and common
stock equivalents outstanding          27,735,389        27,735,389

Fully diluted earnings (loss) per
average common share:

Income from continuing operations
before extraordinary charge                 $0.44             $0.27

Average common shares and common
stock equivalents outstanding          29,192,532        29,192,532

See accompanying notes to pro forma condensed consolidated financial statements.

            Pro Forma Condensed Consolidated Statement of Operations
                      for the Year Ended December 31, 1995
                (Dollars in Thousands Except Per Share Amounts)
                                  (Unaudited)

                                               C-TEC        Liberty Cable
                                            Corporation   Television, Inc.      Pro Forma
                                            (Historical)   and Affiliates      Adjustments    Pro Forma
                                            ------------  -----------------  ---------------  ----------

SALES                                          $324,688            $ 5,956             -       $330,644
COSTS & EXPENSES, EXCLUDING
  DEPRECIATION AND AMORTIZATION                 209,201             11,633             -        220,834

DEPRECIATION AND AMORTIZATION                    72,958              1,854       5,176(a)        79,988
                                               --------            -------      --------       --------

OPERATING INCOME (LOSS)                          42,529             (7,531)      $(5,176)        29,822

INTEREST & DIVIDEND INCOME                       14,930                  -             -         14,930

INTEREST EXPENSE                                (26,513)            (1,270)            -        (27,783)

GAIN ON SALE OF INVESTMENTS                       3,038                  -             -          3,038

OTHER (EXPENSE) INCOME, NET                         592                  -             -            592
                                               --------            -------       -------       --------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                            34,576             (8,801)       (5,176)        20,599

PROVISION (BENEFIT) FOR INCOME TAXES              8,856                  -        (2,855)(d)      6,001
                                               --------            -------       -------       --------

INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE MINORITY INTEREST AND
  EQUITY IN UNCONSOLIDATED ENTITIES              25,720             (8,801)       (2,321)        14,598

MINORITY INTEREST IN (INCOME) LOSS
  OF CONSOLIDATED ENTITIES                         (329)                 -         2,781(c)       2,452

EQUITY IN LOSS OF
  UNCONSOLIDATED ENTITIES                        (2,665)                 -             -         (2,665)
                                               --------            -------       -------       --------

INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY CHARGE
  AND CUMULATIVE EFFECT OF
  ACCOUNTING PRINCIPLE CHANGES                 $ 22,726            $(8,801)      $   460       $ 14,385
                                               ========            =======       =======       ========

            Pro Forma Condensed Consolidated Statement of Operations
                      for the Year Ended December 31, 1995
                (Dollars in Thousands Except Per Share Amounts)
                                  (Unaudited)

                                        C-TEC
                                       Corporation
                                       (Historical)          Pro Forma
                                       ------------          ---------

Primary earnings (loss) per average
common share:

Income from continuing operations
before extraordinary charge and
cumulative effect of accounting
principle change                              $0.83              $0.52

Average common shares and common
stock equivalents outstanding            27,597,783         27,597,783

Fully diluted earnings (loss) per
average common share:

Income from continuing operations
before extraordinary charge and
cumulative effect of accounting
principle change                              $0.81              $0.51

Average common shares and common
stock equivalents outstanding            28,144,472         28,144,472

See accompanying notes to pro forma condensed consolidated financial statements.

         Notes to Pro Forma Condensed Consolidated Financial Statements


(a) Adjustments to record additional depreciation and amortization resulting from recording the fair value of tangible and identifiable intangible assets acquired from Liberty Cable Television, Inc. and affiliates. The purchase price of approximately $29,000 was allocated based on preliminary information and the final allocation may differ from assumptions used in the preparation of the pro forma statements.

(b) The Company purchased from RCN Corporation, the Company's controlling shareholder ("RCN"), RCN's 80.1% interest in Freedom New York, L.L.C. ("Freedom Interest"). Previously, in March 1996, Freedom, an affiliate of RCN, purchased 80.1% of the assets of Liberty Cable Television, Inc. et al ("Liberty"). Liberty contributed the remaining 19.9% of the assets of Liberty to Freedom. The operating results of Freedom for September 1996 are reflected in C-TEC's historical financial results for the nine months ended September 30, 1996.

(c) Adjustment to reflect minority interest of 19.9% in the depreciation/ amortization adjustment and the operating losses of Freedom and/or Liberty, as appropriate.

(d) Adjustment to reflect tax benefits associated with the depreciation/ amortization adjustment and with the Company's share of the operating losses of Freedom and/or Liberty. The separate historical financial statements of Freedom and Liberty do not reflect provisions for income taxes because Freedom is treated as a partnership and Liberty was an S corporation for federal tax purposes.

                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  C-TEC Corporation


                                  By:  \s\ Bruce C. Godfrey
                                      ------------------------------
                                      Name:   Bruce C. Godfrey
                                      Title:  Executive Vice President
                                              and Chief Financial Officer



Date:  November 15, 1996